EXHIBIT 5.2

CONSENT OF DAVIES WARD PHILLIPS & VINEBERG LLP

November 1, 2004

Barrick Gold Corporation/Barrick Gold Inc./Barrick Gold Finance Company
BCE Place, Canada Trust Tower
161 Bay Street, Suite 3700
Toronto, Ontario
M5J 2S1

Dear Sirs/Mesdames:

Re:   Registration Statement on Form F-9 for Barrick Gold Corporation/Barrick Gold Inc./Barrick Gold Finance Company

We have acted as Canadian counsel to Barrick Gold Corporation, Barrick Gold Inc. and Barrick Gold Finance Company (the “Registrants”) in connection with the registration statement on Form F-9 (the “Registration Statement”) being filed today by the Registrants with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

We acknowledge that we are referred to under the headings “Description of Debt Securities and The Guarantees – Enforceability of Judgments” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.

Yours very truly,

/S/ DAVIES WARD PHILLIPS & VINEBERG LLP